SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MECHANICAL TECHNOLOGY, INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Mechanical Technology, Incorporated, a New York corporation (the “Company”), will be held on Wednesday, June 11, 2014, at 10:00 a.m., local time, at 325 Washington Avenue Extension, Albany, New York 12205, for the following purposes:

  To elect one director to serve the remainder of a three-year term ending at the Company’s annual meeting of stockholders to be held in 2016 and until such director’s successor is duly elected and qualified, and to elect two directors to serve for a three-year term ending at the Company’s annual meeting of stockholders to be held in 2017 and until each such director’s successor is duly elected and qualified.

  To ratify the appointment of UHY LLP as our independent registered public accounting firm for fiscal year 2014.

  To approve an advisory non-binding vote on executive officer compensation.

  To approve the Company’s 2014 Equity Incentive Plan.

  To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 14, 2014 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of the proposal for the election of the nominees as directors of the Company, the ratification of UHY LLP as our independent registered public accounting firm, the advisory approval on executive officer compensation, the approval of the Company’s 2014 Equity Incentive Plan and for any such other matters as may be submitted to you for a vote at the Annual Meeting.

In the event that there are insufficient shares to be voted in favor of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,
/s/ KEVIN G. LYNCH	/s/ FREDERICK W. JONES
Kevin G. Lynch	Frederick W. Jones
Chief Executive Officer	Chief Financial Officer and Secretary

Albany, New York
April 25, 2014

Your vote is important. Whether or not you intend to be present at the meeting, please mark, sign, and date the enclosed proxy and return it in the enclosed envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so, even if you have previously submitted your proxy.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 11, 2014: The proxy statement and annual report to stockholders are available at

http://www.astproxyportal.com/ast/15895/

MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Mechanical Technology, Incorporated, a New York corporation (referred to in this proxy as the “Company”, “we”, “us” or “MTI”), to be voted at the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 11, 2014 at 10:00 a.m., local time, at 325 Washington Avenue Extension, Albany, New York 12205.

Record Date and Voting Securities

The Notice of Annual Meeting, Proxy Statement and proxy card (the “Proxy Card”) are first being mailed to stockholders of the Company on or about April 25, 2014 in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on April 14, 2014 as the date of record (the “Record Date”) for the determination of stockholders entitled to notice of, and entitled to vote at, the Annual Meeting. Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 5,256,883 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted at the Annual Meeting.

Proxies

The Board is soliciting a proxy in the form accompanying this Proxy Statement for use at the Annual Meeting, and will not vote such proxy at any other meeting. Kevin Lynch and Rick Jones, or each acting individually, are the persons named as proxies on the Proxy Card accompanying this Proxy Statement, who have been selected by the Board to serve in such capacity. Mr. Lynch is the Chief Executive Officer of the Company, and Mr. Jones is the Chief Financial Officer and Secretary of the Company.

Voting of Proxies

Because many of our stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting, as set forth in this Proxy Statement. Stockholders are urged to read the material in this Proxy Statement carefully, specify their choice on each matter by marking the appropriate box on the enclosed Proxy Card and then sign, date, and return the card in the enclosed, stamped envelope.

Each proxy that is: (a) executed properly; (b) received by us prior to or at the Annual Meeting; and (c) not properly revoked by the stockholder pursuant to the instructions below, will be voted in accordance with the directions specified on the proxy and otherwise, in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board contained in this Proxy Statement (except that shares held by brokers for which instructions were not received by the beneficial owners will only be voted with respect to ratification of the auditors).

Our Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when our Secretary receives either: (i) an instrument revoking the proxy; or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.  Please note that the presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Annual Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of thirty-three and one-third percent (33 - 1/3%) of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect the nominees as directors of MTI, as set forth in Proposal No. 1. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Each of the other matters submitted for stockholder approval at the Annual Meeting will be decided by majority vote of holders of the shares present, in person or by proxy, at the Annual Meeting and cast either in favor or against such matter.

One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the approval of any matter submitted to stockholders for a vote. As abstentions are not included in calculating votes cast with respect to Proposals 2, 3 and 4, abstentions will have no effect on the outcome of Proposals 2, 3 and 4.

Many of our shares of Common Stock are held in “street name,” meaning that a depository, broker-dealer or other financial institution holds the shares in its name, but such shares are beneficially owned by another person.  If your shares are held in street name, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Annual meeting.  Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than routine, uncontested matters, such as the ratification of auditors. In the case of contested items or items deemed non-routine, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions. Shares for which brokers may not vote without instructions and have not received such instructions are considered to be “broker non-votes.”  If your shares are held of record by a person or institution other than a broker, whether those shares can be voted without specific instructions from you will depend on your individual arrangement with that record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares.

If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as not voted for purposes of determining the approval of such matter submitted to the stockholders for a vote (other than with respect to the ratification of auditors for shares held of record by a brokerage firm).  A broker non-vote will have no effect on the outcome of the election of the directors or Proposals 3 and 4.  IF YOU HOLD YOUR SHARES IN STREET NAME THROUGH A BROKER, YOU MUST PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER RECORD HOLDER IN ORDER FOR YOUR SHARES TO BE VOTED ON IN THE ELECTION OF DIRECTORS, THE ADVISORY NON-BINDING VOTE ON THE COMPANY’S EXECUTIVE OFFICER COMPENSATION, AND THE VOTE TO APPROVE OUR 2014 EQUITY INCENTIVE PLAN. FURTHER, IF YOUR SHARES ARE HELD IN STREET NAME BY A BANK OR OTHER NOMINEE TO WHOM YOU HAVE NOT GRANTED DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE VOTED ON ANY PROPOSAL AT THE MEETING UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO YOUR RECORD HOLDER.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address unless we have received instructions to the contrary. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550. Any stockholder who would like to receive separate copies of the Proxy Statement and/or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household in the future, should contact their bank, broker, or other nominee record holder, or us directly at the address, e-mail address or phone number listed above.

Proxy Solicitation Expense

We do not anticipate engaging a paid proxy solicitor to assist with the solicitation of proxies for the Annual Meeting. In addition to solicitation by mailing of this Proxy Statement, our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile or email. We have retained Broadridge Financial Solutions, Inc. to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation, which will be paid by the Company, will materially exceed those normally expended for a proxy solicitation for routine matters to be voted on at an annual meeting of our stockholders.

PROPOSAL No. 1

ELECTION OF DIRECTORS

We currently have six directors on the Board. At the Annual Meeting, three directors are to be elected to hold office until the expiration of their term and until a qualified successor shall be elected and qualified. The directors serve staggered three-year terms.

Listed below are the directors nominated for election at the Annual Meeting.

Name	Position with the Company	Age	Director Since	Term Expiring
David C. Michaels	Director	58	2013	2016

Thomas J. Marusak	Director	63	2004	2017
E. Dennis O’Connor	Director	74	1993	2017

The Board has nominated David C. Michaels to serve a two-year term, expiring at the 2016 annual meeting of stockholders. David C. Michaels is completing his Board-appointed first year of service, expiring at the Annual Meeting. The Board has nominated Thomas J. Marusak and E. Dennis O’Connor to each serve a three-year term, expiring at the 2017 annual meeting of stockholders. Thomas J. Marusak and E. Dennis O’Connor are each completing their final year of a three-year term, expiring at the Annual Meeting. Dr. Walter L. Robb is beginning his second year of his three-year term, expiring in 2016. William P. Phelan and Kevin G. Lynch are each beginning their third year of their three-year terms, expiring in 2015.

Vote Required for Approval

The affirmative vote of the plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to elect the nominated directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

Information about Our Directors

Set forth below is certain information regarding the directors of the Company, including the nominees for election at the Annual Meeting.

Name	Age	Director Since

Nominees for a Term Expiring in 2017
Thomas J. Marusak (1) (2) (3) (5)...................................................................................	63	2004
E. Dennis O’Connor (1) (2) (4) (5)..................................................................................	74	1993

Nominee for a Term Expiring in 2016
David C. Michaels (1) (2) (3) (4)....................................................................................	58	2013

Terms Expiring 2015
Kevin G. Lynch ..............................................................................................................	61	2012
William P. Phelan (1) (2) (3) (4) (5)................................................................................	57	2004

Term Expiring 2016
Dr. Walter L. Robb..........................................................................................................	86	1997

(1) Member of the Audit Committee during calendar 2013.
(2) Member of the Governance, Compensation and Nominating Committee during calendar 2013.
(3) Member of the Audit Committee during calendar 2014.
(4) Member of the Governance and Nominating Committee effective February 13, 2014.
(5) Member of the Compensation Committee effective February 13, 2014.

The Board of Directors has determined that Messrs. Marusak, Michaels, O’Connor and Phelan are “independent directors”, as defined by the listing standards of The Nasdaq Stock Market LLC.

Thomas J. Marusak has served as a director since December 2004. Since 1986, Mr. Marusak has served as President of Comfortex Corporation, a manufacturer of window blinds and specialty shades. Mr. Marusak served with New York’s Capital Region Center for Economic Growth as Chairman of the Technology Council from June 2001 to July 2004 and Chairman of the Board of Directors from July 2004 until December 2005. Mr. Marusak served as a director for the New York State Energy and Development Authority from 1999 to 2005. Mr. Marusak also represented the interests of small- and medium-sized manufacturing businesses of New York as a delegate at the White House in 1995. He was previously a member of the Advisory Board of Directors for Key Bank of New York from 1996 through 2004, and served on the Advisory Boards of Dynabil Industries Inc. and Clough Harbour Associates Technology Services Company of Albany from 2000 through 2005. In 2011, Mr. Marusak was elected to the Board of Directors of the Capital District Physician’s Health Plan, Inc., in Albany, in which he is also a member of the Finance Committee of the Board. Mr. Marusak received a B.S. in Engineering from Pennsylvania State University and a M.S. in Engineering from Stanford University. Mr. Marusak brings technical development, manufacturing experience, product development and introduction, financial accounting, and human resources expertise to the board, as well as relevant experience in committee and board service, which the Board believes qualifies him to serve as a director.

E. Dennis O’Connor has served as a director since 1993, and is a retired attorney previously specializing in intellectual property. From 1984 until his retirement in June 2000, Mr. O’Connor served as the Director of New Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family. Mr. O’Connor holds a J.D. from George Washington University and a B.S. in Mechanical Engineering from Notre Dame University. Mr. O’Connor contributes to the Company’s Board significant experience in corporate law, with an emphasis on intellectual property and contract law, having practiced for 31 years. He has also served on various corporate committees throughout his career relating to accounting and finance, with a background specializing in technical and management assessment.

David C. Michaels has served as a director since August 2013. Mr. Michaels is the Chief Financial Officer of the American Institute for Economic Research, Inc., an internationally recognized economics research and education organization, and has served in this position since October 2008. Mr. Michaels served as Chief Financial Officer at Starfire Systems, Inc. from December 2006 to September 2008. Mr. Michaels worked at Albany International Corp. from March 1987 to December 2006 as Vice President, Treasury and Tax and Chief Risk Officer. Mr. Michaels also worked at Veeco Instruments from May 1979 to March 1987 in various roles including Controller and Tax Manager. Mr. Michaels is a member of the Board of Directors and Chair of the Audit Committee of Iverson Genetic Diagnostics, Inc. Mr. Michaels also serves as a member of the Board of Governors and Vice President of the Country Club of Troy. Mr. Michaels served as the Chairman of the Board of Directors of Starfire Systems, Inc. from January 2009 through December 2009, Treasurer and Director of the Schodack Area Land Trust from September 1990 through December 1999, Vice Chairman of the Board of Directors of the Gateway Development Corporation from February 1996 through February 2000, and Advisory Board member of the Capital District YMCA from April 1999 through May 2000. Mr. Michaels has a Bachelor of Science degree with dual majors in Accounting and Finance and a minor in Economics from the University at Albany. Mr. Michaels completed graduate-level coursework at the C.W. Post campus of Long Island University. Mr. Michaels also completed the Leadership Institute Program at the Lally School of Management & Technology at Rensselaer Polytechnic Institute. Mr. Michaels contributes more than 30 years of international financial and operating experience in a wide variety of roles in both public and private organizations to the Board, which the Board believes qualifies him to serve as a director. In addition, his accounting expertise makes him well qualified for his service on the Audit Committee and as the Chairman of the Audit Committee since February 2014.

Kevin G. Lynch has served as our Chief Executive Officer since May 2013, Acting Chief Executive Officer from September 2012 through April 2013, Chairman of the Board since October 2012, and a director since April 2012. Mr. Lynch served as the Chief Executive Officer of AAF International (American Air Filter Company Inc. AAFCI), a commercial and industrial air filters and equipment company and a subsidiary of Daikin Industries Ltd. in Japan from December 2011 until April 2012, and as the Global Chief Operating Officer from June 2008 to December 2011. Mr. Lynch served as the President of Filtration Group Inc., a privately held air filter manufacturer in Illinois, from March 2005 to March 2008. Mr. Lynch also worked with Lydall Inc., a specialty materials manufacturer, for over 12 years where he progressed to the Group President of the company. Mr. Lynch started his career in the chemical industry with American Cyanamid Inc. (now Cytec, Inc. – NYSE:CYT) developing his abilities over 16 years though many of their businesses in various roles and locations. Mr. Lynch holds a M.B.A. in management from Farleigh Dickinson University, and both a B.S. and M.S. in Biology from the Pennsylvania State University. Mr. Lynch formally served on the Board of Overseers for the University of Louisville. Mr. Lynch’s experience, including those mentioned above, brings significant managerial and technical expertise to the Board, which the Board believes qualifies him to serve as a director.

William P. Phelan has served as a director since December 2004. Mr. Phelan is the co-founder and Chief Executive Officer of Bright Hub, Inc., a software company founded in 2005, which focuses on the development of online commerce for software. In May 1999, Mr. Phelan founded OneMade, Inc., an electronic commerce marketplace technology systems and tools provider. Mr. Phelan served as Chief Executive Officer of OneMade, Inc. from May 1999 to May 2004. OneMade, Inc. was sold to America Online in May 2003. Mr. Phelan serves on the Board of Trustees and is a Finance Committee member and an Investment Committee Chair for Capital District Physician’s Health Plan, Inc. Mr. Phelan also serves on the Board of Trustees and Chairman of the Audit Committee of the Paradigm Mutual Fund Family. In addition, Mr. Phelan served as a member of the Board of Directors of Florists’ Transworld Delivery, the largest floral services organization in the world, from January 1995 through December 1998. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, First Albany Corporation, and UHY Advisors Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College, an M.S. in Taxation from City College of New York, and is a Certified Public Accountant. Mr. Phelan contributes leadership, capital markets experience, strategic insight as well and innovation in technology to the Board, which the Board believes qualifies him to serve as a director. In addition, his accounting expertise makes him well qualified for his service on the Audit Committee and as the Chairman of the Audit Committee from December 2004 through February 2014.

Dr. Walter L. Robb has served as a director since 1997. Dr. Robb has served as President of Vantage Management, Inc., a consulting and investment financing company, since 1993. Prior to that time, Dr. Robb served in various executive positions with General Electric Company. Dr. Robb served as Senior Vice President for Corporate Research and Development with General Electric from 1986 until his retirement in December 1992, directing the General Electric Research and Development Center, one of the world’s largest and most diversified industrial laboratories, while also serving on its Corporate Executive Council. Dr. Robb served on the Board of Directors of Plug Power Inc., from 1997 through October 2002, served on the Board of Directors of Celgene Corporation, a publicly held integrated biopharmaceutical company, from 1992 until 2011, and a number of privately held companies. Dr. Robb’s experience at GE Medical Systems, where he served as CEO of a division with 10,000 employees, $1.6 billion in revenue and $76 million in net income, as well as his tenure on the GE Executive Committee, brings significant managerial and technical expertise to the Board and qualifies him to serve as a director.

There are no family relationships among any of our directors or executive officers.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held eight meetings during 2013. All directors attended at least 75% of all meetings of the Board and any Committee of which they were a member during 2013. The Board has no formal policy regarding attendance at the Annual Meeting; however, directors are encouraged, but not required, to attend any meetings of our stockholders. Three of our current directors attended the 2013 Annual Meeting of Stockholders.

During calendar 2013, the Board had an Audit Committee and a Governance, Compensation and Nominating Committee. Effective February 13, 2014, the Board formed separate Compensation and Governance and Nominating Committees in place of the former Governance, Compensation and Nominating Committee.

Audit Committee – Calendar 2013 and 2014

The Audit Committee during 2013 consisted of Mr. Phelan (Chairman), Mr. Marusak and Mr. O’Connor. The Audit Committee during 2014 consists of Mr. Michaels (Chairman), Mr. Marusak and Mr. Phelan. The Board has determined that the 2013 and 2014 current members of the Audit Committee are independent directors as defined under Rule 5605(a)(2) of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq Rules”).

The Audit Committee met five times during 2013. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of the Company and is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Committee, among other matters, is responsible for the annual appointment of the independent registered public accountants as MTI’s auditors, reviews the arrangements for and the results of the auditors’ examination of our books and records, auditors’ compensation, and assists the Board in its oversight of the reliability and integrity of the Company’s accounting policies, financial statements and financial reporting and disclosure practices, including its system of internal controls, and the establishment and maintenance of processes to assure compliance with all relevant laws, regulations and company policies. The Audit Committee also reviews the adequacy of charter of the Audit Committee and recommends changes to the Board that it considers necessary or appropriate.

Governance, Compensation and Nominating Committee – Calendar 2013

Our Board adopted a Governance, Compensation and Nominating Committee charter, which was published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. This Committee was effective for all meetings held during calendar 2013. The Governance, Compensation and Nominating Committee during 2013 consisted of Mr. O’Connor (Chairman), Mr. Marusak and Mr. Phelan, who were all “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The role of the Governance, Compensation and Nominating Committee was to assist the Board by: 1) identifying, evaluating and recommending the nomination of Board members; 2) setting the compensation for our Chief Executive Officer and other senior executives; 3) establishing bonus and option pool amounts for other employees and performing other compensation oversight; 4) establishing director compensation; 5) selecting and recommending director candidates to the Board; 6) recommending improved governance of the Company to the Board; and 7) assisting the Board with other assigned tasks as needed.

In appraising potential director candidates, the Governance, Compensation and Nominating Committee focused on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates meet applicable director independence standards. The Governance, Compensation and Nominating Committee had adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders were evaluated in the same manner as other potential candidates. Under the Governance, Compensation and Nominating Committee procedures, a stockholder wishing to submit such a recommendation would forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205, with the mailing envelope including a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party needed to be identified as a stockholder and provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

Mr. Michaels, who was appointed to the Board of Directors in August 2013, was originally recommended as a director by the chief executive officer.

The Governance, Compensation and Nominating Committee also administered our executive compensation programs. This Committee was responsible for establishing the policies that govern base salaries, as well as short- and long-term incentives for senior management. Within prescribed option grant ranges and vesting provisions, the Committee had delegated to our Chief Executive Officer and Chief Financial Officer authority to award stock option grants to non-executive personnel upon commencement of employment with us. The Committee considered recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation. The Governance, Compensation and Nominating Committee met five times during 2013.

Governance and Nominating Committee – Effective February 13, 2014

Our Board adopted a Governance and Nominating Committee charter, which is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Governance and Nominating Committee during 2014 consists of Mr. Phelan (Chairman), Mr. Michaels and Mr. O’Connor. The Board has determined that the 2014 current members of the Governance and Nominating Committee are all “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The role of the Governance and Nominating Committee is to assist the Board by: 1) reviewing, identifying, evaluating and recommending the nomination of Board members; 2) selecting and recommending director candidates to the Board; 3) developing and recommending governance policies of the Company to the Board; 4) addressing governance matters; 5) making recommendations to the Board regarding Board size, composition and criteria; 6) making recommendations to the Board regarding existing Committees and report on the performance and effectiveness of the Committees to the Board; 7) periodically evaluating the performance of the Board; and 8) assisting the Board with other assigned tasks as needed.

In appraising potential director candidates, the Governance and Nominating Committee focuses on desired characteristics and qualifications of candidates, and although there are no stated minimum requirements or qualifications, preferred characteristics include business savvy and experience, concern for the best interests of our stockholders, proven success in the application of skills relating to our areas of business activities, adequate availability to participate actively in the Board’s affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates, when warranted, meet applicable director independence standards. The Governance and Nominating Committee has adopted a formal policy for the consideration of director candidates recommended by stockholders. Individuals recommended by stockholders are evaluated in the same manner as other potential candidates. A stockholder wishing to submit such a recommendation should forward it in writing to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a “Director Nominee Recommendation.” The recommending party should be identified as a stockholder and should provide a brief summary of the recommended candidate’s qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

The Governance and Nominating Committee met one time during 2014 prior to the Record Date.

Compensation Committee – Effective February 13, 2014

Our Board adopted a Compensation Committee charter, which is published in the Investor Relations/Corporate Governance section of our website at www.mechtech.com. The Compensation Committee consists of Mr. Marusak (Chairman), Mr. O’Connor and Mr. Phelan. The Board has determined that the 2014 current members of the Compensation Committee are all “independent directors” as defined under Rule 5605(a)(2) of the Nasdaq Rules.

The role of the Compensation Committee is to assist the Board by: 1) regarding the overall compensation programs, philosophy and practices of the Company, particularly as it relates to its executive officers, key employees and directors; 2) reviewing and evaluating Company objectives and goals regarding our Chief Executive Officer’s compensation; 3) determining the compensation program for members of the Board; 4) developing and overseeing the Chief Executive Officer’s process for evaluating the performance objectives and compensation of executive officers; 6) administering the Company’s equity compensation plans; 7) determining succession planning and management development for the Chief Executive Officer and other executive officers; and 8) assisting the Board with other assigned tasks as needed.

The Compensation Committee administers our executive compensation programs. This Committee is responsible for establishing the policies that govern base salaries, as well as short- and long-term incentives for executive and senior management. Within prescribed option grant ranges and vesting provisions, the Committee has delegated to our Chief Executive Officer and Chief Financial Officer authority to award stock option grants to non-executive personnel upon commencement of employment with us. The Committee considers recommendations made by our Chief Executive Officer and certain other executives when reaching its compensation decisions, including with respect to executive and director compensation.

The Compensation Committee met two times during 2014 prior to the Record Date.

Governance, Compensation and Nominating Committee Interlocks and Insider Participation

In 2013, the Governance, Compensation and Nominating Committee consisted of Mr. O’Connor, Mr. Marusak and Mr. Phelan, none of whom are or have been employees of MTI. During 2013, no executive officer of the Company served as a director of any other for-profit entity that had an executive officer that served on the Board of the Company.  For information concerning the committee members’ relationship to us, see “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.”

The Board’s Role in Risk Oversight

The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:

  The Audit Committee has primary responsibility for overseeing the integrity of the Company’s financial reporting risk by reviewing: (i) the Company’s disclosure controls and procedures; (ii) any significant deficiencies in the design or operation of internal controls; (iii) any fraud material or otherwise; (iv) the use of judgments in management’s preparation of the financial statements; and (v) through consultation with Company’s independent registered public accounting firm on the above items. The Board of Directors is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Governance, Compensation and Nominating Committee during 2013 and the Compensation Committee effective February 13, 2014 oversee risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board of Directors is kept abreast of the Committee’s risk oversight and other activities via reports of the Committee Chairman to the full Board.

  The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. In addition, the Board receives detailed regular reports from the heads of our principal business and corporate functions that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with every regular Board meeting and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at the Company that could affect our risk profile or other aspects of our business.

Executive Sessions of Directors

Executive sessions, or meetings of outside (non-management) directors without management present, are held periodically throughout the year. At these executive sessions, the outside directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other senior managers. Meetings are held from time to time with the Chief Executive Officer to discuss relevant subjects.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant.

Kevin Lynch has served as our Chairman of the Board since October 2012 and Chief Executive Officer since May 2013. Based on its most recent review of MTI’s Board leadership structure, the Board continues to believe that this leadership structure is optimal for the market environment and the size of the Board. The Board believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of a majority of independent directors who are highly qualified and experienced, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that the Board’s two committees during 2013 – the Audit Committee and the Governance, Compensation and Nominating Committee, are comprised entirely of independent directors. The Board does not currently have a lead independent director.

Board Membership

To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Governance, Compensation and Nominating Committee during 2013 and the Governance and Nominating Committee effective February 13, 2014, review the size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The goal of each Committee is to achieve a Board that, as a whole, provides effective oversight of the management and business of our Company, through the appropriate diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual directors. Important criteria for Board membership include the following:

  Members of the Board should be individuals of high integrity and independence, substantial accomplishments, and have prior or current associations with institutions noted for their excellence.

  Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

  The background and experience of members of the Board should be in areas important to the operations of the Company such as business, education, finance, government, law, or science.

  The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and nominees by the Corporate Governance Committee and the Board. Based upon these activities and its review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

In addition, in accordance with the Governance, Compensation and Nominating Committee Charter during 2013 and the Governance and Nominating Charter effective February 13, 2014, the Committees consider the number of boards of other public companies on which a candidate serves. Moreover, directors are expected to act ethically at all times and adhere to the Company’s Code of Business Conduct and Ethics for members of the Board of Directors.

The Governance, Compensation and Nominating Committee during 2013, the Governance and Nominating Committee effective February 13, 2014 and the Board believe that the nominees for election at the Annual Meeting bring a strong and unique set of attributes, experiences and skills and provides the Board as a whole with an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company. Under “Proposal 1—Election of Directors” above, we provide an overview of the nominees’ principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of three directors, each of whom is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Rules and the applicable rules of the Securities and Exchange Commission (SEC). In addition, the Board has made a determination that Mr. Phelan qualifies as an “audit committee financial expert” as defined in the rules and regulations of the SEC. Mr. Phelan’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

In accordance with the Committee’s charter, available on our website at www.mechtech.com, our management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal control over financial reporting. Our independent registered public accounting firm, UHY LLP (UHY), reports directly to the Audit Committee and is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for appointing our independent registered public accounting firm, evaluating such independent registered public accounting firm’s qualifications, independence and performance, determining the compensation for such independent registered public accounting firm, and pre-approval of all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of our accounting and financial reporting processes and audits of our financial statements including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

  the scope of the annual audit;

  fees to be paid to the independent registered public accounting firm:

  the performance of our independent registered public accounting firm;

  compliance with accounting and financial policies and financial statement presentation; and

  the procedures and policies relative to the adequacy of internal accounting controls.

The Audit Committee reviewed and discussed with our management and UHY MTI’s 2013 annual consolidated financial statements, including management’s assessment of the effectiveness of our internal control over financial reporting.  Our management has represented to the Audit Committee that MTI’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with UHY the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our annual consolidated financial statements. The Audit Committee has also discussed the critical accounting policies used in the preparation of our annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that UHY discussed with management, the ramifications of using such alternative treatments and other written communications between UHY and management.

The Audit Committee has received from UHY the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with UHY the firm’s independence. The Audit Committee has also concluded that UHY’s performance of non-audit services is compatible with UHY’s independence.

The Audit Committee also discussed with UHY the overall scope and plans for its audit and has met with UHY, with and without management present, to discuss the results of its audit and the overall quality of our financial reporting. The Audit Committee also discussed with UHY whether there were any audit problems or difficulties, and management’s response.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. This report is provided by the following independent directors, who constitute the Committee.

Audit Committee:

Mr. William P. Phelan (Chairman – 2013)
Mr. David C. Michaels (Chairman – 2014)
Mr. Thomas J. Marusak

February 27, 2014

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

A representative from UHY is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from stockholders.

Change in Auditors

On June 18, 2012, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (PwC) and engaged UHY as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012. The report of PwC for the fiscal year ended December 31, 2011 contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2011 and the interim period from January 1, 2012 through June 18, 2012, there were no disagreements between the Company and PwC on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreement in connection with its report. There were no reportable events as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K within the Company’s fiscal year ended December 31, 2011 or the period from January 1, 2012 through June 18, 2012.

Accounting Fees

Aggregate fees for professional services rendered by our principal auditors, UHY for the years ended December 31, 2013 and 2012 are as follows (1):

	Year Ended	Year Ended
	December 31,	December 31,
	2013	2012
Audit Fees........................................................................	$ 97,400	$ 85,900
Audit Related Fees..........................................................	—	—
Tax Fees............................................................................	29,550	18,000
All Other Fees..................................................................	46,404	4,861
Total...................................................................................	$ 173,354	$ 108,761

(1)

The aggregate amounts included in Audit Fees and Tax Fees are classified by the related fiscal periods for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed or to be billed during those fiscal periods.  Additionally, not included in the 2012 amounts above are PwC billings totaling $38,950 during 2012 for review of interim financial information for the first quarter of 2012, fees for a regulatory filing during 2012 and transition services incurred in 2012.

Audit Fees

The Audit Fees billed for the fiscal years ended December 31, 2013 and 2012, respectively, were for professional services rendered for the audits of our consolidated financial statements included in Form 10-K and review of interim financial information included in Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees

There were no Audit Related Fees billed during the fiscal years ended December 31, 2013 and 2012.

Tax Fees

The Tax Fees billed during the fiscal years ended December 31, 2013 and 2012, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds, and tax planning and tax advice, including advice related to proposed transactions.

All Other Fees

All Other Fees billed during the fiscal years ended December 31, 2013 and 2012, respectively, were for services related to information technology consulting and expenses.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors’ independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to Section 202(a) of the Sarbanes-Oxley Act, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

a)

Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

b)

Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the SEC must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

c)

Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accounting firm to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

d)

Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

e)	Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2013 services described under the captions “Audit Fees” and “Tax Fees” were approved by the Audit Committee.

PROPOSAL No. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected UHY LLP (UHY) as MTI’s independent registered public accounting firm for fiscal year 2014, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise MTI’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of UHY for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of UHY as MTI’s independent registered public accounting firm for the current fiscal year.

If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain UHY and may retain that firm or another firm without resubmitting the matter to MTI’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent public accountants at any time during the year if it determines that such change would be in the best interests of MTI and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL No. 3

ADVISORY NON-BINDING VOTE ON EXECUTIVE OFFICER COMPENSATION

Executive compensation is an important matter to us and to our stockholders. As required by Section 14A of the Securities Exchange Act of 1934, the Board is seeking advisory (non-binding) stockholder approval on the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.”  We first held this vote at our annual meeting of stockholders held in 2013. At such meeting, consistent with the Board of Directors’ recommendation, our stockholders voted to hold the say-on-pay vote on an annual basis; therefore our Board of Directors determined to that the Company will hold future non-binding advisory votes on the compensation of our named executive officers every year, at least until the next required vote on the frequency of stockholder votes on the compensation of our named executive officers, which will be in 2019.

Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our strategic goals and success. Under our executive compensation program, our named executive officers receive compensation related to the attainment of financial and other performance measures that, the Board believes, promotes the creation of long-term stockholder value and positions the Company for both near-term and long-term growth and success. Please read “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

The Compensation Committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our stockholders;

•	providing competitive compensation to our named executive officers;

•	rewarding named executive officers for past performance and motivating them to excel in the future; and

•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs, which include a mix of fixed and performance-based compensation, the terms of long-term incentive awards, as well as the terms of executive employment agreements,  are all designed to motivate our named executive officers to achieve improved performance, align compensation with performance measures and stockholder interests and enable us to attract, retain and motivate talented executive officers, while at the same time, create a close relationship between performance and compensation. The Compensation Committee and the Board believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfills this objective.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of the named executive officers by approving the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board and may not be construed as overruling a decision by the Board or the Compensation Committee, or create or imply any additional fiduciary duty on the Board or our Directors. It will also not affect any compensation paid or awarded to any executive. Our Board and our Compensation Committee value the opinions of our stockholders, however, and will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers and will evaluate whether any actions are necessary in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL No. 4

APPROVAL OF THE MECHANICAL TECHNOLOGY INCORPORATED 2014 EQUITY INCENTIVE PLAN

On March 12, 2014, the Board of Directors of the Company adopted, subject to stockholder approval, the Mechanical Technology, Incorporated 2014 Equity Incentive Plan (the 2014 Plan). The Board has approved this new plan because it believes that the number of shares currently available for issuance under its 2012 Equity Incentive Plan (2,000 shares) is not sufficient to satisfy the Company’s incentive compensation needs going forward. Up to 500,000 shares of Common Stock may be issued pursuant to awards granted under the 2014 Plan.

The purpose of the 2014 Plan is to advance the interests of the Company by providing directors and selected employees of the Company and its affiliates, including its majority-owned subsidiaries, with the opportunity to acquire shares of common stock. By encouraging stock ownership, we seek to recruit, reward, retain and motivate the best available personnel, to provide additional incentive to directors and employees of, and other individuals providing bona fide services to, MTI and its affiliates to promote the success of the business as measured by the value of our shares, and generally to increase the commonality of interests among directors, employees, and other stockholders.

The 2014 Plan provides for the grant of stock options (including incentive stock options within the meaning of section 422 the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, phantom stock, performance awards, and other stock-based awards, or any combination of the foregoing, in accordance with the terms thereof. As of April 14, 2014, no awards were outstanding under the 2014 Plan.

All of the Company’s and its affiliates’ employees, including executive officers, non-employee directors, and all other individuals providing bona fide services to or for the Company or an affiliate, such as consultants and independent contractors (“Eligible Persons”), are eligible to receive grants of Awards under the 2014 Plan.  As of April 14, 2014, there were approximately two executive officers, 32 employees and five non-employee directors of MTI who would be eligible to be selected by the Administrator to receive Awards under the 2014 Plan.  There are currently no service providers who would be eligible to be selected by the Administrator to receive Awards under the 2014 Plan.

We intend to file a registration statement under the Securities Act of 1933, as amended, to register the sale of the shares of common stock to be issued pursuant to the 2014 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel to remain with the Company and continue the efforts to promote the success of the business as measured by the value of its shares and generally to increase the commonality of interests among directors, employees and other stockholders. Accordingly, the Board of Directors believes adoption of the 2014 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2014 Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2014 Plan. Because participation and the types of awards under the 2014 Plan are subject to the sole discretion of the Administrator, it is not possible to determine the benefits or amounts that will be received by any participant or group if our stockholders approve the 2014 Plan.

Description of the 2014 Equity Incentive Plan

A summary of the material provisions of the 2014 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2014 Plan. A copy of the 2014 Plan is attached as Exhibit A to this Proxy Statement.  Terms not otherwise defined have the meanings assigned to such terms in the 2014 Plan.

Administration

The 2014 Plan is administered by the Compensation Committee of the Board or another committee that may be appointed by the Board (Administrator). Currently, the Compensation Committee serves as the Administrator. In addition, as permitted by applicable law, the Administrator may authorize an officer or officers to grant Awards, other than stock Awards, to other officers and employees of MTI and its affiliates, who serve as the Administrator of the 2014 Plan to the extent authorized. Subject to the terms of the 2014 Plan, the Administrator may determine the eligible persons to whom awards are granted, the type of awards to be granted, the number of shares of common stock covered by or used for reference purposes for each Award, whether to modify, amend, extend or renew existing Awards, and the terms, limitations, restrictions and conditions of all Awards, including the exercise price of options, whether an option is an incentive stock option or a non-qualified stock option, exceptions to nontransferability, any performance goals applicable to Awards and provisions relating to vesting and the period of exercise or restriction.

Subject to the provisions of the 2014 Plan, the Administrator may construe and interpret the 2014 Plan and Awards granted under the 2014 Plan (including the agreements evidencing such Awards). The Administrator may adopt and interpret such rules and regulations relating to the 2014 Plan as the Administrator deems necessary or advisable, and make all other determinations for the administration of the 2014 Plan. The determinations of the Administrator on the matters outlined above are binding and final.

Stock Subject to the Plan

The maximum number of shares of our common stock that may be issued with respect to Awards granted under the 2014 Plan is 500,000.

If our outstanding common stock changes as a result of a stock dividend, spin-off, stock split split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination or similar event, then (a) the maximum number of shares of common stock as to which Awards may be granted under the 2014 Plan and (b) the number of shares covered by and the exercise price and other terms of outstanding Awards will automatically be adjusted to reflect such event, unless the Board of Directors determines that no adjustment to the maximum number of shares issuable under the 2014 Plan will be made.

If an option expires or terminates without having been fully exercised, or if shares of restricted stock are forfeited, then the unissued shares of common stock that had been subject to the Award will be available for the grant of additional Awards.

Restricted and Unrestricted Stock Awards; Restricted Stock Units

The Administrator may grant shares of restricted or unrestricted stock, subject to the terms and conditions in the 2014 Plan. Instead of granting Awards of restricted stock, however, the Administrator may grant restricted stock units, which entitle the recipient to receive shares of Common Stock that are delivered at the same time such Awards vest. Shares of restricted stock granted under the 2014 Plan will consist of shares of common stock that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as determined by the Administrator, including but not limited to duration of service or the achievement of one of more performance goals (as discussed further below). Generally, under the form of Restricted Stock Agreement under the 2014 Plan as approved by the Board, if the Participant’s employment or service as a director or service provider terminates during the vesting period for any reason other than in connection with a Substantial Corporate Change or because of the Participant’s death or Disability, any shares of unvested restricted stock will be forfeited. Under the 2014 Plan, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed on any Award of restricted stock after the issuance of such Award on such terms and conditions as the Administrator deems appropriate.

Stock Options

The 2014 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive options under the Code and options that do not qualify as incentive options. Incentive stock options may only be granted to employees of MTI or an eligible affiliate on the date of grant. Each option granted under the 2014 Plan will be identified either as a non-qualified stock option or an incentive stock option and will be evidenced by an Agreement that specifies the terms and conditions of the option.

The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of MTI’s common stock on the date of grant. However, in the case of an incentive stock option granted to an employee who, on the date of grant, is the beneficial owner of at least 10% of the common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

The period during which an option granted under the 2014 Plan will be exercisable, as determined by the Administrator, will be set forth in the agreement evidencing the option Award. However, an incentive stock option may not be exercisable for more than ten years from its date of grant.

Other Awards

The Administrator may also award:

Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SARs”). The holder of a SAR is entitled to receive upon exercise the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of MTI’s common stock over the base price per share of the SAR, which may not be less than the fair market value on the date of grant. Payment by MTI of the amount receivable upon any exercise of a SAR may be made by the delivery of common stock, cash or any combination of common stock and cash, as specified in the Grant Agreement or as determined in the sole discretion of the Administrator. No fractional shares will be used for such payment and the Administrator will determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

Phantom Stock. The Administrator grant Awards to eligible participants denominated in stock-equivalent units. A grant of phantom stock entitles the holder thereof to receive the market value of an equivalent number of shares of common stock on the settlement date determined by the Administrator. An Award of Phantom Stock may be settled in common stock, cash or in a combination of common stock and cash. The Administrator will determine the other terms and conditions of any phantom stock award, which will be set forth in the agreement evidencing the Award.

Performance Awards. The Administrator may, in its sole discretion, grant Performance Awards under the 2014 Plan, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid by the delivery of common stock, cash or any combination of common stock and cash.

Performance Goals established by the Administrator may be based on one or more business criteria that apply to either an individual or group of individuals, MTI and/or one or more of its affiliates and over such period as the Administrator may designate. Such Performance Goals can be based on operating income, earnings or earnings growth, sales, return on assets, equity or investments, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Other Stock-Based Awards. The Administrator is also authorized to grant other stock-based awards to eligible Participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions in the 2014 Plan.

General Provisions

Transferability. Except as otherwise determined by the Administrator and set forth in the agreement evidencing an Award (and in any case with respect to an incentive stock option), no Award granted under the 2014 Plan is transferable other than by will or the applicable laws of descent and distribution in the event of the participant’s death, or pursuant to the terms of a “qualified domestic relations order” (as defined in Section 414(p) of the Code). Unless otherwise determined by the Administrator, during the grantee’s lifetime, an Award may be exercised only by the grantee or, during a period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

Substantial Corporate Change. Subject to the below, in the event of a Substantial Corporate Change of MTI (as defined in the 2014 Plan), holders of options and other Awards that are exercisable or convertible, or that become exercisable or convertible upon or prior to a change of control as provided for in the agreement evidencing such Award, may exercise or convert such Awards immediately prior to the Substantial Corporate Change. If the agreement evidencing the Award makes no provision for the acceleration of exercisability or conversion of the Award in connection with a change of control, however, any unvested portion of such Award may terminate upon the change of control.  Provided, however, that the prior two sentences are subject to the following: (i) The Administrator may determine that a particular Participant’s Awards will not vest and become exercisable as a result of what the Administrator, in its sole discretion, determines is the Participant’s insufficient cooperation with the Company with respect to a Substantial Corporate Change; (ii) the Administrator may allow conditional exercises before the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs; (iii) if any portion of an Award becomes exercisable solely as a result of a Substantial Corporate Change, the Administrator may provide that, upon exercise of such Award, the participant will receive shares subject to a right of repurchase by the Company or its successor at the exercise price thereof; this repurchase right (A) will lapse at the same rate as the Award would have become exercisable under its terms without a Substantial Corporate Change and (B) will not apply to any shares subject to the portion of the Award that was vested or exercisable under its terms without regard to the Substantial Corporate Change; (iv) any Award granted to a participant in replacement of other awards not under this Plan will only become fully exercisable upon a Substantial Corporate Change if (A) the plan under which the participant originally received the awards specifically provided for such acceleration, (B) the Administrator provided for such acceleration in replacing the options, or (C) the Administrator so provides at another time; and (v) if a Substantial Corporate Change other than a liquidation or dissolution of the Company occurs, the Company’s repurchase and other rights under each outstanding Restricted Stock Award will inure to the benefit of the Company’s successor and will apply to the cash, securities, or other property into which the Common Stock was converted or exchanged pursuant to such Substantial Corporate Change in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.  If a Substantial Corporate Change involving the liquidation or dissolution of the Company occurs, except to the extent the instrument evidencing any Restricted Stock Award or any other agreement between a participant and the Company provides specifically to the contrary, all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be treated as terminated or satisfied.

Amendments, Termination and Modification. The Board of Directors may at any time for any reason  amend or discontinue the 2014 Plan, but no such action may be taken that adversely affects any rights under an outstanding Award without the holder’s consent. However, after the 2014 Plan has been approved by the Company’s stockholders, the Board of Directors may not amend or modify the 2014 Plan or any portion thereof without the approval of the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations. Furthermore, the Administrator may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the 2014 Plan.

If Stockholders do not approve the adoption of the 2014 Plan, the 2014 Plan will not go into effect, and the Company will not grant any Awards under the 2014 Plan.

Term of the 2014 Plan.  Unless sooner terminated by the Board, the 2014 Plan will terminate ten years from the date that it is approved by the stockholders, or June 11, 2024. The termination of the 2014 Plan will not, however, affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the 2014 Plan. State and local tax consequences may differ.

Incentive Stock Options. An option holder will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item that is required to be included in income for purposes of the alternative minimum tax.

The general rule is that gain or loss from the sale or exchange of shares of common stock acquired on the exercise of an incentive stock option will be treated as capital gain or loss; provided, however, that if certain holding period requirements are not satisfied the option holder generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Non-qualified stock options, stock appreciation rights, awards of phantom stock and performance awards.  A grantee generally is not required to recognize income on the grant of a non-qualified stock option, stock appreciation right, phantom stock award or performance award.  Instead, ordinary income generally is required to be recognized on the date the non-qualified stock option or stock appreciation right is exercised or in the case of an award of phantom stock or a performance award on the date of payment of such Award in cash or shares of common stock.  In general, the amount of ordinary income required to be recognized (a) in the case of a non-qualified stock option, is an amount equal to the excess, if any, of the fair market value of the shares of common stock on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the fair market value of any shares of common stock received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the fair market value of any shares of common stock received.  In all three of these instances, ordinary income also includes the amount of any taxes withheld upon payment of the Award.

Restricted Stock.  Shares of restricted stock awarded under the 2014 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the Award.  Unless a grantee of shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock.  Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of common stock on such date over the amount, if any, paid for such shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

 Unrestricted Stock. In general, a grantee is required to recognize ordinary income on the date of issuance of unrestricted shares of common stock to the grantee equal to the excess, if any, of the fair market value of such shares on such date over the amount, if any, paid for such shares.

Gain or Loss on Sale or Exchange of Common Stock. A grantee will recognize gain or loss upon the sale or exchange of shares of common stock granted or awarded under the 2014 Plan. In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2014 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. Whether such capital gain or capital loss is long-term or short-term will depend upon the period of time the grantee holds the shares once they are acquired. In the case of restricted stock, the holding period begins immediately if the Section 83(b) election described above is made; otherwise, the holding period does not begin until the substantial risk of forfeiture lapses. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of common stock acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

The capital gain or loss will be equal to the difference between the selling price and the optionee’s basis in the stock. For options, the basis is generally the sum of the option price plus the amount of taxable income the optionee reported upon the exercise of the option.

Deductibility by MTI.  MTI generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, MTI will generally be entitled to a deduction equal to the amount of ordinary income so recognized.  In general, in the case of a non-qualified stock option (including an incentive stock option that is treated as a non-qualified stock option, as described above), a stock appreciation right, a stock award, an award of phantom stock or a performance award, MTI will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in Section 280G of the Code, the person generally is liable for a 20% federal excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the 2014 Plan, the Administrator may grant options and other Awards for which the vesting is accelerated by a change in control (“Substantial Corporate Change”) of MTI. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2014 Plan has been designed to allow the grant of options, awards of restricted stock and other stock-based awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

 Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2013, with respect to compensation plans under which equity securities of MTI are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	464,600	$0.89	141,374

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In early 2007, we formalized the process by which we review and approve transactions in which we or one or more related persons participate. Although we have always had procedures in place, we strengthened our current procedures by adopting a written policy requiring that all related person transactions be reported to our Chief Financial Officer and approved or ratified by the Governance, Compensation and Nominating Committee of the Board of Directors during 2013 and the Governance and Nominating Committee effective February 13, 2014. In completing our review of proposed related person transactions, the Governance, Compensation and Nominating Committee considers the aggregate value of the transaction, whether the transaction was undertaken in the ordinary course of business, the nature of the relationships involved, and whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

We believe transactions among related parties are as fair to us as those obtainable from unaffiliated third parties.

The following is a summary of transactions among related parties that occurred during the last two completed fiscal years:

MTI MicroFuel Cells, Inc. (MTI Micro)

On December 18, 2013, MTI Micro and the Company executed a Senior Demand Promissory Note (the Note) in the amount of $380 thousand to secure the intercompany amounts due to the Company from MTI Micro upon the deconsolidation of MTI Micro. Interest accrues on the Note at the Prime Rate in effect on the first business day of the month, as published in the Wall Street Journal. At the Company’s option, all or part of the principal and interest due on this Note may be converted to shares of common stock of MTI Micro at a rate of $0.07 per share. Interest will begin accruing on January 1, 2014. As of December 31, 2013, the Company has recorded a full allowance against the Note. The $380 thousand allowance was recorded as miscellaneous expense during the year ended December 31, 2013.

On December 31, 2013, Dr. Walter L. Robb (a member of the Company’s and MTI Micro’s Boards of Directors) exercised a portion of his outstanding MTI Micro warrants to purchase 357,143 shares of MTI Micro Common Stock at an exercise price of $0.07 per share.

As of December 31, 2013, the Company owned an aggregate of approximately 47.5% of MTI Micro’s outstanding common stock, or 75,049,937 shares, and 53.3% of the common stock and warrants issued, which includes 32,904,136 warrants outstanding. As of December 31, 2013, Dr. Walter L. Robb and Counter Point Ventures Fund II, LP (a venture capital fund sponsored and managed by Dr. Robb) owned approximately 5.3% and 45.1%, respectively, of the outstanding common stock of MTI Micro or 4.3% and 40.3%, respectively of the outstanding common stock and warrants issued of MTI Micro.

Consulting Services

During each of the years ended December 31, 2013 and 2012, the Company paid $80 thousand to Loudon Advisors for Kevin Lynch’s services as the Acting Chief Executive Officer of the Company, through April 30, 2013. Loudon Advisors is a consulting firm that is owned and managed by Kevin Lynch.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership of our Common Stock and other equity securities on a Form 3 and report of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us during the most recent fiscal year and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year other than one late Form 4 filing for Thomas Marusak to report one transaction that was filed on April 16, 2013.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with the Board, or a particular director, may send a letter to our Secretary at 325 Washington Avenue Extension, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF ETHICS

We have adopted a Code of Ethics for employees, officers and directors. A copy of the Code of Ethics is available in the Investor Relations/Corporate Governance section of our website at www.mechtech.com.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Frederick W. Jones, age 46, was appointed our Chief Financial Officer in September 2011 and had been serving as the Acting Chief Financial Officer since June 2009. He was appointed our Secretary in June 2009. He was promoted to Vice President of Finance and Operations of MTI Instruments, Inc. (MTI Instruments), a wholly-owned subsidiary of the Company, in April 2010, from the Senior Director of Finance and Operations at MTI Instruments, which he had held since May 2007. Since joining the Company in 1993, Mr. Jones has held a variety of roles at MTI and its subsidiaries, including Staff Accountant, Controller and Director of Finance and Administration. In his current capacity, Mr. Jones supervises the financial reporting, treasury, human resources and risk management for MTI. Prior to his employment with MTI, Mr. Jones served as Controller for both Hobbs Management Corporation and Galesi Management Corporation. Mr. Jones received a Bachelors degree in Business Administration and Accounting from Siena College.

Our executive officers hold their respective offices until the regular annual meeting of the Board following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

EXECUTIVE COMPENSATION

Compensation Philosophy

The primary objectives of our compensation policies are to attract, retain, motivate, develop, and reward our management team for executing our strategic business plan thereby enhancing stockholder value, while recognizing and rewarding individual and company performance. These compensation policies include: (i) an overall management compensation program that is competitive with companies of similar size or within our industry; and (ii) long-term incentive compensation in the form of stock-based compensation that is aimed towards encouraging management to continue to focus on stockholder returns.  Our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial, and operational goals, including: establishing and maintaining customer relationships; signing original equipment manufacturer agreements; meeting revenue targets and profit and expense targets; introducing new products; progressing products towards manufacturing; and improving operational efficiency.

We believe that potential equity ownership in our Company is important to provide executive officers with incentives to build value for our stockholders. We believe that equity awards provide executives with a strong link to our short-term and long-term performance, while creating an ownership culture to maintain the alignment of interests between our executives and our stockholders. When implemented responsibly, we also believe these equity incentives can function as a powerful executive retention tool.

Our Governance, Compensation and Nominating Committee during 2013 and our Compensation Committee effective February 13, 2014, consisting entirely of independent directors, administers our compensation plans and policies, including the establishment of policies that govern base salary as well as short-term and long-term incentives for our executive management team.

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered in all capacities to our company during the fiscal years ended December 31, 2013 and 2012 by our “named executive officers,” namely Kevin G. Lynch, our Chief Executive Officer, and our other executive officer during fiscal 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Kevin G. Lynch............	2013	$163,000	$ 44,070	$100,000(3)	$84,933	$392,003
Chief Executive Officer	2012	—	6,850	—	96,957	103,807
Frederick W. Jones.......	2013	151,899	12,538	15,500(4)	6,076	186,013
Chief Financial Officer and Secretary	2012	141,476	6,850	10,313(5)	5,659	164,298

(1)

The amounts shown in this column represent the grant date fair values of any stock option awards awarded in each of the past two years. The assumptions we used in calculating these amounts are discussed in Note 12 to the financial statements on the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 6, 2014.

(2)	The following is a summary of the major categories included in “All Other Compensation” for 2013:
	401(k) Matching	Life Insurance Premiums	Director Cash Compensation	Other Compensation	Total - All Other Compensation
Kevin G. Lynch	$1,600	$—	$3,333	$80,000(a)	$84,933
Frederick W. Jones	6,076	—	—	—	6,076

(a) During 2013, the Company paid $80 thousand to Loudon Advisors for Kevin Lynch’s services as the Acting Chief Executive Officer of the Company.
(3)	The Company accrued for Mr. Lynch, as of December 31, 2013, $100,000 related to the successful completion of certain performance objectives established for 2013.
(4)	The Company accrued for Mr. Jones, as of December 31, 2013, $15,500 related to the successful completion of certain performance objectives established for 2013.
(5)	The Company accrued for Mr. Jones, as of December 31, 2012, $10,313 related to the successful completion of certain performance objectives established for 2012.

Base Salary and Cash Incentives of the Chief Executive Officer

Mr. Lynch was the Acting Chief Executive Officer of the Company from September 2012 through April 2013 and received no base salary or cash incentives. The Company incurred $20,000 per month in consulting fees payable to Loudon Advisors for Mr. Lynch’s services as the Acting Chief Executive Officer of the Company during this time.

Effective May 1, 2013, Mr. Lynch was appointed as the Chief Executive Officer of the Company. Mr. Lynch receives an annual base salary of $260,000. Mr. Lynch was eligible for an incentive bonus for achieving the approved earnings plan and an additional bonus for levels achieved over the plan level to a maximum bonus of $200,000. We accrued for Mr. Lynch, as of December 31, 2013, a $100,000 payment under his annual cash incentive compensation plan. This accrual was paid in full during March 2014.

Base Salary and Cash Incentives of Other Named Executive Officer

On September 20, 2011, Frederick W. Jones was appointed the Chief Financial Officer of the Company. In connection with his permanent appointment, the Governance, Compensation and Nominating Committee increased Mr. Jones’ annual base salary to $144,250.

Mr. Jones continued to have a bonus target for 2012 of up to 10% of his annual base salary. The actual amount of bonus paid to Mr. Jones was contingent on the achievement of two milestones. 5% of Mr. Jones’s annual base salary was based on the Company achieving break-even pre-tax income for the year ended 2012, and 5% of Mr. Jones’s annual base salary was based on achieving $70,000 or more in existing vendor contract savings as compared to the MTI and MTI Instruments’ 2012 budgets. Mr. Jones was also entitled to 10% of any such savings over $70,000. We accrued for Mr. Jones, as of December 31, 2012, a $10,313 payment under his annual cash incentive compensation plan.  This accrual was paid in full during March 2013.

The Governance, Compensation and Nominating Committee increased Mr. Jones’ annual base salary to $155,000, effective April 1, 2013. Mr. Jones was eligible for an incentive bonus contingent on the achievement of several milestones. We accrued for Mr. Jones, as of December 31, 2013, a $15,500 payment under his annual cash incentive compensation plan. This accrual was paid in full during March 2014.

In addition to base salary compensation, we consider short-term cash incentives to be an important tool in motivating and rewarding near-term performance against established short-term goals. We do not utilize a specific formula, but executive management is eligible for cash awards contingent upon achievement of individual, financial, or company-wide performance criteria. The criteria are established to ensure that a reasonable portion of an executive’s total annual compensation is performance based.

We believe that the higher an executive’s level of responsibility, the greater the portion of that executive’s total earnings potential should be tied to the achievement of critical technological, operational and financial goals. We believe this strategy places the desired proportionate level of risk and reward on performance by the Chief Executive Officer and other named executive officer.

While performance targets are established at levels that are intended to be achievable, we believe that we have structured these incentives so that maximum bonus payouts would require a substantial level of both individual and Company performance.

Long-Term Equity Incentive Compensation

Equity awards typically take the form of stock options and restricted stock grants. Authority to make equity awards to executive officers rested with our Governance, Compensation and Nominating Committee during 2013 and with the Compensation Committee effective February 13, 2014. In determining the size of awards for new or current executives, we consider the competitive market, strategic plan performance, contribution to future initiatives, benchmarking of comparative equity ownership for executives in comparable positions at similar companies, individual option history, and recommendations of our Chief Executive Officer and Chairman.

We generally base our criteria for performance-based equity awards on one or more of the following long-term measurements:

  procurement and maintenance of original equipment manufacturer alliance/strategic agreements;

  manufacturing readiness;

  financing targets;

  gross revenue and profit goals;

  operating expense improvements; and

  product launches, new product introductions or improvements to existing products or product-intent prototypes.

These performance measurements support various initiatives identified by our Board of Directors as critical to our future success, and are either expressed as absolute in terms of success or failure, or will be measured in more qualitative terms.

The timing of all equity awards for our Chief Executive Officer and our Chief Financial Officer in the past have coincided with either employment anniversary dates, in conjunction with the completion or assignment of objectives, or coincide with our annual meeting dates. We do not time option grants to our executives in coordination with the release of material non-public information, nor do we impose any equity ownership guidelines on our executives.

The following table sets forth certain information regarding the options held and value of each such officer’s unexercised options as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2013

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kevin G. Lynch	07/02/2012	6,250	18,750 (1)(2)	0.29	07/02/2022
	05/01/2013	25,000	75,000 (3)	0.46	05/01/2023

Frederick W. Jones	09/15/2010	9,500	—	0.59	09/15/2020
	07/02/2012	6,250	18,750 (1)	0.29	07/02/2022
	06/12/2013	—	25,000 (4)	0.52	06/12/2023

(1)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on July 2, 2013, becoming fully exercisable on July 2, 2016.
(2)	These options were approved by the Governance, Compensation and Nominating Committee to Mr. Lynch as compensation for his past service on the Board.
(3)

These options were approved by the Governance, Compensation and Nominating Committee to Mr. Lynch as compensation for his appointment as Chief Executive Officer of the Company. The options vest at the rate of 25% immediately upon the grant date, and 25% on each of the first three anniversaries of the date of the award, becoming fully exercisable on May 1, 2016.

(4)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on June 12, 2014, becoming fully exercisable on June 12, 2017.

At year end December 31, 2013, there were no unvested stock awards held by either of our named executive officers.

Equity Awards to Officers

Equity Awards of the Acting Chief Executive Officer

During 2013, we awarded Mr. Lynch the following:

  options to purchase 100,000 shares of Common Stock that vest 25% immediately and 25% on each of the first three anniversaries of the date of the award beginning May 1, 2013, with a 10-year term.

Equity Awards of the Chief Financial Officer

During 2013, we awarded Mr. Jones the following:

  options to purchase 25,000 shares of Common Stock that vest 25% on each of the first four anniversaries of the date of the award beginning June 12, 2014, with a 10-year term.

MTI Equity Incentive Plans

As of December 31, 2013, we had four equity compensation plans: 1) the 1996 Stock Incentive Plan; 2) the 1999 Employee Stock Incentive Plan; 3) the Amended and Restated 2006 Equity Incentive Plan; and 4) the 2012 Equity Incentive Plan.  The Governance, Compensation and Nominating Committee through 2013 and the Compensation Committee effective February 13, 2014 administer all equity compensation plans and have the authority to determine the terms and conditions of the awards granted under equity plans.

1996 Stock Incentive Plan and 1999 Employee Stock Incentive Plan

The 1996 Stock Incentive Plan, or 1996 Plan, was approved by our stockholders during December 1996 and expired during October 2006. Under the 1996 Plan, our Board of Directors was authorized to award stock options, stock appreciation rights, restricted stock, and other stock-based incentives to our officers, employees and others. As of April 14, 2014, 1,001 options to purchase our Common Stock were outstanding under the 1996 Plan, all of which were exercisable with zero shares reserved for future grants.

The 1999 Employee Stock Incentive Plan, or 1999 Plan, was approved by our stockholders during March 1999 and expired during March 2009. Under the 1999 Plan, our Board of Directors was authorized to award stock options and restricted stock to our officers, employees and others. As of April 14, 2014, 4,379 options to purchase our Common Stock were outstanding under the 1999 Plan, all of which were exercisable with zero shares reserved for future grants.

Options issued under both the 1996 Plan and 1999 Plan terminate between seven and ten years after the date of grant. Stock option grants or restricted stock awards under these plans could be issued to vest immediately, vest over a certain period, vest based upon successful completion of a performance measure specified by our Governance, Compensation and Nominating Committee, or a prescribed combination of performance and time vesting (i.e. a time vesting option accelerated by achievement of a performance objective or a performance vesting option that will vest at a certain date in the future).

The 1996 Plan and 1999 Plan provide that in the event of a change of control all unexercised and outstanding options and restricted stock shall become fully vested and exercisable as of the date of the change of control, provided the optionee is employed by us at the date of the change. This is commonly referred to as a single trigger acceleration of option vesting.

2006 Equity Incentive Plan

The 2006 Equity Incentive Plan, or 2006 Plan, was adopted by the Company’s Board of Directors on March 16, 2006 and approved by our stockholders on May 18, 2006. The plan was amended and restated by our Board of Directors effective September 16, 2009 and June 30, 2011. The September 16, 2009 Amended and Restated 2006 Equity Incentive Plan increased the initial aggregate number of 250,000 shares of common stock which could be awarded or issued to 600,000, and the June 30, 2011 Amended and Restated 2006 Equity Incentive Plan increased the aggregate number of shares of common stock which could be awarded or issued to 1,200,000. The number of shares which could be awarded under the 2006 Plan and awards outstanding have been adjusted for stock splits and other similar events. In connection with seeking stockholder approval of the 2012 Plan, the Company agreed not to make further awards under the 2006 Plan. As of April 14, 2014, 112,907 options to purchase our Common Stock were outstanding under the 2006 Plan, all of which were exercisable with zero shares reserved for future grants.

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

Our Governance, Compensation and Nominating Committee through 2013 and the Compensation Committee, effective February 13, 2014 selects the recipients of awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of Common Stock subject to any stock appreciation rights, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for forfeiture, repurchase, issue price and repurchase price, if any.

Upon a “Substantial Corporate Change,” as such term is defined in the 2006 Plan, the 2006 Plan and any unexercised or forfeitable awards will terminate unless either (i) an award agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding awards, or the substitution for such awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor. If an award would otherwise terminate under the preceding sentence, we will either provide that optionees or holders of stock appreciation rights or other exercisable awards will have the right, at such time before the completion of the transaction causing such termination as we reasonably designate, to exercise any unexercised portions of the options or stock appreciation rights or other exercisable awards, including portions of such awards not already exercisable, or for any awards including the foregoing, cause us, or agree to allow the successor, to cancel each award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the administrator) paid for our shares, under the transaction minus, for options and stock appreciation rights or other exercisable awards, the exercise price for the shares covered by such awards (and, for any awards, where we determine it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and successor equity interests as we determine or approve.

2012 Equity Incentive Plan

The 2012 Equity Incentive Plan, or 2012 Plan, was adopted by the Company’s Board of Directors on April 14, 2012 and approved by stockholders on June 14, 2012. The 2012 Plan provides an initial aggregate number of 600,000 shares of common stock which may be awarded or issued. The number of shares which may be awarded under the 2012 Plan and awards outstanding can be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in Common Stock. Under the 2012 Plan, the Board of Directors is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. As of April 14, 2014, 598,000 options to purchase our Common Stock were outstanding under the 2012 Plan, of which 70,288 were exercisable with 2,000 shares reserved for future equity awards or issuance of options.

Pursuant to a Resolution passed by the MTI Board of Directors on August 28, 2013, upon a “Substantial Corporate Change,” as such term is defined in the 2012 Plan, (A) the outstanding stock options and other Awards under the Plan as of the date of this resolution as set forth on Exhibit A that would terminate upon the effective time of the Substantial Corporate Change shall become fully vested and exercisable immediately before the effective time of the Substantial Corporate Change, and (B) the holders of such stock options and other Awards under the Plan will be permitted, immediately before the Substantial Corporate Change, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Substantial Corporate Change.

Perquisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

Severance, Change in Control and Non-Compete Arrangements

If Mr. Jones is terminated without cause in connection with or within six months following a change of control of MTI Instruments, he is entitled to receive his base salary and medical insurance benefits for a four-month period following such termination.

A change in control will accelerate the vesting of outstanding stock options issued under the 1996, 1999 and 2012 Stock Incentive Plans; however, options outstanding under the 2006 Plan will not automatically accelerate vesting unless provided in an employment agreement.

We believe these severance and change in control arrangements are reasonable and mitigate some of the risk that exists for executives working in small technology companies by maintaining employee engagement and encouraging retention in an environment with substantial challenges and changes. This is especially true considering each executive officer has signed a Non-Competition and Non-Solicitation Agreement limiting future opportunities in the event the executive’s employment is terminated for any reason. These agreements specify that the executive will not compete with our businesses for a period of one year following such termination.

Potential Payments upon Termination

The following table sets forth a breakdown of termination payments and the net realizable value of stock and stock options if the employment of any of our named executive officers had been terminated as of December 31, 2013. Severance payments are made either on a salary continuation basis paid over the severance period or on a lump sum basis payable upon a fixed date subsequent to termination of employment.

Name	Severance Term	Salary	Bonus	Health & Life Insurance Continuation	Intrinsic Value of Stock Options at Separation	Accrued Vacation	Total Potential Payments
Frederick W. Jones	Four (4) months salary & benefits (A)	$51,667	$—	$5,778	$—	$5,962	$63,407

(A) Mr. Jones is only entitled to severance if he is terminated in connection with a change of control of MTI Instruments.

Directors’ Compensation

Directors who are also our employees are not compensated for serving on the Board. Information regarding compensation otherwise received by our directors who are also executive officers is provided under the heading “Executive Compensation.”

During July 2012, the Board of Directors established a cash compensation policy for non-employee directors.   The Lead Independent Director, received cash compensation of $20,000 per year, with an additional $10,000 payable if the Company achieved certain profitability for the year ending December 31, 2012. The remaining non-employee directors each received cash compensation of $10,000 per year, with an additional $5,000 payable if the Company achieved certain profitability for the year ending December 31, 2012. The additional performance-based cash compensation was not earned.

During June 2013, the Governance, Compensation and Nominating Committee authorized non-employee directors to continue to receive cash compensation of $10,000 per year.

Future compensation will be determined by the Compensation and Nominating Committee, effective February 13, 2014.

On July 2, 2012, the Governance, Compensation and Nominating Committee approved a grant of 12,500 options to purchase shares of the Company’s common stock to each non-management director as compensation for their past service on the Board.

On June 12, 2013, the Governance, Compensation and Nominating Committee approved a grant of 12,500 options to purchase shares of the Company’s common stock to each non-management director as compensation for their past service on the Board.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Thomas J. Marusak (1).................................	$10,000	$6,269	$—	$16,269
David C. Michaels (2)...................................	3,333	10,941	—	14,274
E. Dennis O’Connor (3)................................	10,000	6,269	—	16,269
William P. Phelan (4).....................................	10,000	6,269	—	16,269
Dr. Walter Robb (5).......................................	10,000	6,269	—	16,269

(1)	As of December 31, 2013, Mr. Marusak had 40,000 options outstanding, of which 18,125 options were exercisable.
(2)	As of December 31, 2013, Mr. Michaels had 12,500 options outstanding, of which no options were exercisable.
(3)	As of December 31, 2013, Mr. O’Connor had 40,000 options outstanding, of which 18,125 options were exercisable.
(4)	As of December 31, 2013, Mr. Phelan had 40,000 options outstanding, of which 18,125 options were exercisable.
(5)	As of December 31, 2013, Dr. Robb had 40,000 options outstanding, of which 18,125 options were exercisable.

ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 14, 2014 by each of our directors and named executive officers and all of our executive officers and directors as a group. We have also included information with respect to persons or groups that beneficially own more than 5% of our Common Stock as of April 14, 2014 based on information derived from Schedules SC 13G filed by such persons or groups.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number (2)	Percent of Class
Executive Officers
Kevin G. Lynch (3)..................................................................................................	187,550	3.5%
Frederick W. Jones (4)............................................................................................	51,668	1.0%

Non-Employee Directors
Thomas J. Marusak (5)...........................................................................................	97,125	1.8%
David C. Michaels ..................................................................................................	12,200	*
E. Dennis O’Connor (5)..........................................................................................	75,813	1.4%
William P. Phelan (5)...............................................................................................	36,250	*
Dr. Walter L. Robb (5).............................................................................................	78,800	1.5%
All current directors and executive officers as a group (7 persons) (6)..........	539,406	10.0%

Persons or Groups from SC 13G Filings
Peng K. Lim (7) .......................................................................................................	419,613	7.7%

*      Less than 1%.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.
(2)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 14, 2014, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such person, which are exercisable within 60 days of April 14, 2014, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on 5,420,133 shares of Common Stock outstanding as of April 14, 2014.

(3)	Includes 56,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 14, 2014.
(4)	Includes 22,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 14, 2014.
(5)	Includes 21,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 14, 2014.
(6)	Includes 163,250 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of April 14, 2014.
(7)	The address for Mr. Lim, as set forth in the Schedule 13G he filed with the Securities and Exchange Commission on March 18, 2014, is P.O. Box 16005 , Albany, NY 12212.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC, will be promptly delivered to any stockholder, without charge, upon written or oral request. Requests may be made by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 218-2550.

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this Proxy Statement.

In order to be included in proxy material for the 2015 Annual Meeting of Stockholders, stockholders’ stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before December 26, 2014.  We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2015 annual meeting of stockholders, if the Company does not receive notice of a any such proposal to be presented at the 2015 Annual Meeting of Stockholders on or before March 11, 2015, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

We do not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting for which we did not receive notice by March 12, 2014, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

By Order of the Board of Directors,
/s/ FREDERICK W. JONES
Frederick W. Jones
Secretary

Albany, New York
April 25, 2014

EXHIBIT A

MECHANICAL TECHNOLOGY, INCORPORATED

2014 EQUITY INCENTIVE PLAN

1.             Establishment, Purpose and Types of Awards.  Mechanical Technology, Incorporated (the “Company”) hereby establishes the MECHANICAL TECHNOLOGY, INCORPORATED 2014 EQUITY INCENTIVE PLAN (the “Plan”).  The purpose of the Plan is to advance the interests of the Company by providing directors and employees of, and other individuals providing bona fide services to, the Company and its Affiliates with the opportunity to acquire shares of Common Stock.  By encouraging stock ownership, the Company seeks: to recruit, reward, retain and motivate the best available personnel; to provide additional incentive to directors and employees of the Company and its Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees and other stockholders.

The Plan permits the granting of stock options (including incentive stock options within the meaning of Code section 422 and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.             Definitions.  Under the Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Compensation Committee of the Board or the committee(s) or officer(s) appointed by the Board or the Administrator, as applicable, that have authority to administer the Plan as provided in Section 3 hereof.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

“Award” means any stock option, stock appreciation right, stock award, restricted stock unit, phantom stock award, performance award, or other stock-based award pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning ascribed to such term or words of similar import in Participant’s written employment or service contract with the Company or an Affiliate and, in the absence of such agreement or definition, means a Participant’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation or embezzlement of any funds or property of the Company or any Affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty that involves personal profit; (iv) willful misconduct in connection with Participant’s duties or willful failure to perform Participant’s responsibilities in the best interests of the Company; (v) illegal use or distribution of drugs; (vi) violation of any Company or Affiliate rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Participant for the benefit of the Company or an Affiliate, all as determined by the Administrator, which determination will be conclusive.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Mechanical Technology, Incorporated.

                “Disability” shall, unless otherwise expressly provided in the applicable Grant Agreement, have the meaning ascribed to such term or words of similar import in the Grantee’s written employment or similar agreement with the Company or an Affiliate; provided, however, that if there is no such agreement, Disability shall mean a physical or mental condition that renders the Participant unable to perform the duties of the Participant’s customary position of service for an indefinite period that the Administrator determines will be of long, continued duration.  The Participant will be considered Disabled as of the date the Administrator determines the Participant first satisfied the definition of Disability or, if the Company then maintains long-term disability insurance, the date as of which the individual is eligible for benefits under that insurance.  The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether Participant is totally and permanently disabled will be final and binding on all parties concerned.

“Employee” means any person employed by the Company or any Affiliate, other than in the capacity as director, advisory director or comparable status.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock for any purpose on a particular date: (i) the closing price quoted on any national securities exchange or national securities association that is the principal market for the Common Stock; (ii) if the Common Stock is not so listed, the last or closing price on the relevant date quoted on the OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service as determined in the Administrator’s sole discretion; or (iii) if the Common Stock is not listed or quoted by any of the above, the closing bid price on the relevant date furnished by a professional market maker for the Common Stock selected by the Administrator in its sole discretion.  If the Common Stock is listed or quoted as described in clause (i), clause (ii) or clause (iii) above, as applicable, but no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the nearest preceding date on which trading of the Common Stock occurred.  For all purposes under the Plan, the term “relevant date” as used in this definition means either the date as of which Fair Market Value is to be determined or the nearest preceding date on which public trading of the Common Stock occurred, as determined in the Administrator’s sole discretion.

“Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan.  Each Grant Agreement shall incorporate the terms of the Plan.

“Participant” means a person eligible to be granted Awards under the Plan pursuant to Section 5 hereof.

“Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

“Performance Goals” shall mean performance goals established by the Administrator which may be based on one or business criteria selected by the Administrator that apply to an individual or group of individuals, the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

“Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

“Substantial Corporate Change” means if any of the following occurs:

(i)  any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) or the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the general rules and regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 30% of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors of the Company; or

                                         (ii)  (a) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (b) the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

                               (iii)  during any period of one year or less, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period.  Notwithstanding the foregoing, a Substantial Corporate Change shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender exchange offer is commenced by, the Company or any of its subsidiaries, any profit sharing, employee ownership or other employee benefit plan of the Company or any subsidiary of any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities;

                                         (iv)  the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest;

                                         (v) the sale, transfer or assignment of all or substantially all of the assets of the Company to any third party; or

                                         (vi) the complete or substantially complete dissolution or liquidation of the Company.

Provided, however, that even if other tests are met, a Substantial Corporate Change will not be deemed to have occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

“Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Company or a Parent or Subsidiary of the Company.

3.             Administration.

(a)           Administration of the Plan.  The Plan shall be administered by the Compensation Committee of the Board or another committee that may be appointed by the Board from time to time; provided, however, that unless otherwise determined by the Board, the Administrator shall be composed solely of two or more persons who are “outside directors” within the meaning of Code section 162(m)(4)(C)(i) and the regulations promulgated thereunder and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act.  To the extent allowed by applicable state or federal law, the Administrator may delegate its functions under the Plan to officers or other Employees (except with respect to the grant of Awards under the Plan to any such officer or Employee so delegated) and, to the extent of such authorization, such officer(s) or employee(s) shall be the Administrator.

(b)           Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:  (i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions (not inconsistent with the Plan) upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company or an Affiliate; (vii) establish objectives and conditions (including, without limitation, vesting criteria), if any, for earning Awards and determining whether such objectives and conditions have been satisfied; (viii) determine the Fair Market Value of the Common Stock from time to time in accordance with the Plan; and (ix) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub‑plans, and prescribe, amend and rescind rules and regulations relating to such sub‑plans.

The Administrator shall have full power and authority, in its sole discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)           Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)           Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)           Indemnification.  To the maximum extent permitted by law and by the Company’s certificate of incorporation and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)            Reliance on Reports.  Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan.  In no event shall any person who is or shall have been a member of the Board or the Administrator be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(g)           Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant or director of the Company, and their respective successors in interest.

4.             Shares Available for the Plan.  The aggregate number of shares of Common Stock issuable pursuant to all Awards granted under the Plan shall not exceed 500,000.  The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 7(f) of the Plan.

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f) of the Plan.  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that to the extent required by applicable law, any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5.             Participation.  Participation in the Plan shall be open to those employees, officers and directors of, and other individuals providing bona fide services to or for, the Company or any Affiliate, as may be selected by the Administrator from time to time.  The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.             Awards.  The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan.  All Awards shall be subject to the terms and conditions provided in the Grant Agreement.  Awards may be granted individually or in tandem with other types of Awards.  Each Award shall be evidenced by a Grant Agreement, and each Award shall be subject to the terms and conditions provided in the applicable Grant Agreement.  The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award.  If any such deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such deferral.

(a)           Stock Options.  The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or non-qualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company.  The exercise price of any option granted under the Plan shall not be less than the Fair Market Value of the shares of Common Stock underlying such option on the date of grant, provided, however, that an incentive stock option granted to an Employee who owns stock representing more than 10% of the combined voting power of the Company or any Affiliate must have an exercise price at least equal to 110% of Fair Market Value as of the date of grant.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(i) Special Rules for Incentive Stock Options. The aggregate Fair Market Value, as of the date the Option is granted, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), shall not exceed $100,000 or such other dollar limitation as may be provided in the Code.  Notwithstanding the prior provisions of this Section, the Board may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are non-qualified stock options.

(b)           Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SARs”).  A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, which shall not be less than the Fair Market Value of one share of Common Stock as of the date the SAR is granted, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement or as determined in the sole discretion of the Administrator.  If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)           Stock Awards; Restricted Stock Units.  The Administrator may from time to time grant restricted or unrestricted Stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may, without limitation, condition the vesting or payment of Stock Awards on duration of service or the achievement of one or more Performance Goals), and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  By action taken after the restricted Stock Award is issued, however, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Grant Agreement.  Further, instead of granting Awards for restricted Stock, the Administrator may grant Restricted Stock Units entitling the recipient to receive shares of Common Stock to be delivered at the time such Awards vest.

(d)           Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals.  Phantom Stock granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets.  An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement.  Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock Award solely as a result of the grant of a Phantom Stock Award to the grantee.  In granting any such Phantom Stock Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

(e)           Performance Awards.  The Administrator may, in its sole discretion, grant Performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator.  Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

(f)            Other Stock-Based Awards.  The Administrator may from time to time grant other stock-based awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator as set forth in the Grant Agreement.  In granting any such Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

7.             Miscellaneous.

(a)           Investment Representations.  The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.  The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.  All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws.  The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

(b)           Compliance with Securities Law.  Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator.  Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(c)           Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(d)           Loans.  To the extent otherwise permitted by law, the Company or its Affiliate may make loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(e)           Transferability.  Except as otherwise determined by the Administrator or provided in a Grant agreement, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(f)            Adjustments for Corporate Transactions and Other Events.

(i)            Capital Adjustments.  In the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, split- up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like, then (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be appropriately adjusted to reflect such event, unless, with respect to Section 7(f)(i)(A) only, the Board determines, at the time it approves such action that no such adjustment shall be made.  The Administrator may make adjustments, in its sole discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)           Substantial Corporate Change Transactions.

(A)

Other than as set forth in subsections (B) through (G) of this Section, in the event of any transaction resulting in a Substantial Corporate Change, (1) except as provided in the next sentence of this Section 7(f)(ii)(A), all outstanding stock options and other Awards shall vest and become exercisable to the extent provided for in the applicable Grant Agreement, and (2) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Substantial Corporate Change, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Substantial Corporate Change.  If the acceleration or vesting of an Award or Awards pursuant to this Section 7(f)(ii) would cause any portion of the Award or Awards to be treated as a “parachute payment” (as defined in section 280G of the Code), then except as may be expressly provided in the applicable Grant Agreement such Award or Awards shall vest only to the extent that such acceleration of vesting does not cause any portion of the Award or Awards to be so treated.  In addition, and notwithstanding any provision of any Grant Agreement, payments in respect of Awards are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

(B)

The Administrator may determine that a particular Participant’s Awards will not vest and become exercisable as a result of what the Administrator, in its sole discretion, determines is the participant’s insufficient cooperation with the Company with respect to a Substantial Corporate Change.

(C)	The Administrator may allow conditional exercises before the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs.
(D)

If any portion of an Award becomes exercisable solely as a result of a Substantial Corporate Change, the Administrator may provide that, upon exercise of such Award, the participant will receive shares subject to a right of repurchase by the Company or its successor at the exercise price thereof; this repurchase right (1) will lapse at the same rate as the Award would have become exercisable under its terms without a Substantial Corporate Change and (2) will not apply to any shares subject to the portion of the Award that was vested or exercisable under its terms without regard to the Substantial Corporate Change.

(E)

Any Award granted to a participant in replacement of other awards not under this Plan will only become fully exercisable upon a Substantial Corporate Change if (1) the plan under which the participant originally received the awards specifically provided for such acceleration, (2) the Administrator provided for such acceleration in replacing the options, or (3) the Administrator so provides at another time.

(F)

If a Substantial Corporate Change other than a liquidation or dissolution of the Company occurs, the Company’s repurchase and other rights under each outstanding Restricted Stock Award will inure to the benefit of the Company’s successor and will apply to the cash, securities, or other property into which the Common Stock was converted or exchanged pursuant to such Substantial Corporate Change in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.  If a Substantial Corporate Change involving the liquidation or dissolution of the Company occurs, except to the extent the instrument evidencing any Restricted Stock Award or any other agreement between a participant and the Company provides specifically to the contrary, all restrictions and conditions on all Restricted Stock Awards then outstanding will automatically be treated as terminated or satisfied.

(G)	The Board or other Administrator may take any actions described in this Section 7(f)(ii) without any requirement to seek Participant consent.

(g)           Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(h)           Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time, but no amendment or modification shall be made which would impair the rights of any grantee under any Award theretofore made, without his or her consent.  Notwithstanding anything to the contrary contained in the Plan, the Board may not amend or modify the Plan or any portion thereof without stockholder approval where such approval is required by applicable law or by the rules of any securities exchange or quotation system on which the Common Stock is listed or traded.  Furthermore, notwithstanding anything to the contrary contained in the Plan, the Administrator may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.

(i)            Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(j)            No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k)           Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of New York without regard to its conflict of laws principles.  Any suit with respect to the Plan shall be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located.

(l)            Effective Date; Termination Date.  The Plan is effective as of the date approved by the Company’s stockholders and shall continue in effect for a term of ten years, unless earlier terminated pursuant to Section 7(g) hereof.  No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date the Plan is approved by the stockholders, and no Award under the Plan shall have a term of more than ten years.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards expire or have been satisfied or terminated in accordance with the Plan and the terms of such Awards; provided, however, that no Award that contemplates exercise or conversion may be exercised or converted, and no Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested, in each case, for more than ten years after the date such Award was initially granted.

(m)          Regulatory Restrictions.  The Plan and the Company’s obligations under the Plan and any Grant Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  Without limiting the generality of the foregoing, (i) the Company shall not be required to sell or issue any shares of Common Stock pursuant to any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations, and (ii) the inability of the Company to obtain any necessary authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful exercise or payment of any Award hereunder, shall relieve the Company of any liability in respect of the exercise or payment of such Award to the extent such requisite authority shall have been deemed necessary and shall not have been obtained.

PLAN APPROVAL:

Date Approved by the Board: March 12, 2014

Date Approved by the Stockholders:  _______________________

Appendix A – Proxy Card

 ANNUAL MEETING OF STOCKHOLDERS OF

MECHANICAL TECHNOLOGY, INCORPORATED

June 11, 2014

GO GREEN
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paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/15895/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

2014 ANNUAL MEETING OF STOCKHOLDERS PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

The undersigned hereby appoints Mr. Kevin Lynch and Mr. Rick Jones, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Stockholders of Mechanical Technology, Incorporated, to be held at 325 Washington Avenue Extension, Albany, New York 12205 at 10:00 a.m., local time, on Wednesday, June 11, 2014, or any adjournment thereof, as follows:

(Continued and to be signed on the reverse side.)

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